UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 16, 2017

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2017, Acorn Energy, Inc. (the “Company”) secured commitments for $1.9 million in funding in the form of loans from members of the Company’s Board of Directors, including $900,000 immediately funded. Acorn expects to repay the loans, which mature at the end of April 2018 and accrue interest at the rate of 12.5% (16.5% after February 15, 2018) per annum, payable at maturity, with proceeds from an intended sale of its 41.2% ownership in its DSIT Solutions Ltd. affiliate.

In addition to the $900,000 already funded, certain of the Company’s directors agreed to loan up to an additional $1,000,000 to the Company on or after July 7, 2017 on substantially identical terms as the currently funded loans. The amount of any such additional financing would be reduced to the extent that other additional liquidity is provided to the Company in the form of loans from the directors or other lenders with a maturity date no earlier than April 2018, or from any net proceeds from the sale by the Company of any of its DSIT shares.

The Company is required to apply the net proceeds from the sale of any of its DSIT shares in repayment of the principal of the directors’ loans and all interest accrued thereon.

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2017, the Company entered into a new consulting agreement effective January 8, 2017 between the Company and Jan Loeb extending its arrangements for compensation of Mr. Loeb for his services as President and CEO of the Company. The previous agreement expired on January 7, 2017. Pursuant to the new consulting agreement, Mr. Loeb will continue to receive cash compensation of $17,000 per month. Mr. Loeb also received a grant of options to purchase 35,000 shares of Company common stock exercisable at a price of $0.36 per share (the closing price for the common stock on the last trading day preceding the date the new agreement was entered into). These options vest and become exercisable on the same terms as the stock options granted to directors of the Company, with one-fourth immediately exercisable and the remainder becoming exercisable in equal increments on each of April 1, 2017, July 1, 2017 and October 1, 2017. The options will expire on the earlier of January 8, 2024 or 18 months from the date Mr. Loeb ceases to be a director, officer, employee or consultant of Acorn.

The new consulting agreement expires on January 7, 2018 unless extended as provided therein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of February, 2017.

ACORN ENERGY, INC.

By:	/s/ Jan Loeb
Name:	Jan Loeb
Title:	Chief Executive Officer

3